                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934
                            -------------------------

      Date of Report (Date of earliest event reported): December 15, 1998

                          MERRILL LYNCH DEPOSITOR, INC.
            (ON BEHALF OF PUBLIC STEERS(R) SERIES 1998 MCIC-P1 TRUST)
             (Exact name of registrant as specified in its charter)

                DELAWARE             333-29015               13-3891329
            (State or other        (Commission           (I. R. S. Employer
            jurisdiction  of        File Number)         Identification No.)
             incorporation)

         WORLD FINANCIAL CENTER,                             10281
           NEW YORK,  NEW YORK                             (Zip Code)
          (Address of principal
           executive offices)

                           --------------------------

       Registrant's telephone number, including area code: (212) 449-1000

                      INFORMATION TO BE INCLUDED IN REPORT


ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

                  Not Applicable

ITEM 2.           ACQUISITION OF DISPOSITION OF ASSETS

                  Not Applicable

ITEM 3.           BANKRUPTCY OR RECEIVERSHIP

                  Not Applicable

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  Not Applicable

ITEM 5.           OTHER EVENTS

                  99.1 Distribution to holders of the Public STEERS(R) Series 1998 MCIC-P1 Trust Class A Certificates on December 15, 1998.

ITEM 6.           RESIGNATION OF REGISTRANT'S DIRECTORS

                  Not Applicable

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (a)      Financial statements of business acquired.

                           Not applicable

                  (b)      Pro forma financial information.

                           Not applicable.

                  (c)      Exhibits.

                           99.1 Trustee's report in respect of the December 15, 1998 distribution to holders of the Public STEERS(R) Series 1998 MCIC-P1 Trust Class A Certificates.

ITEM 8.           CHANGE IN FISCAL YEAR

                  Not Applicable.

ITEM 9.           SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

                  Not Applicable

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         MERRILL LYNCH DEPOSITOR, INC.

         Date:    12/16/98               By:      /s/ Frank D. Ronan
                                                  Name:    Frank D. Ronan
                                                  Title:   President

                                  EXHIBIT INDEX


         99.1 Trustee's report in respect of the December 15, 1998 distribution to holders of the Public STEERS(R) Series 1998 MCIC-P1 Trust Class A Certificates.

                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                   PUBLIC STEERS(R) SERIES 1998 MCIC-P1 TRUST

                                DISTRIBUTION DATE
                                DECEMBER 15, 1998
                             CUSIP NUMBER 744593AE4

         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the MCIC Communications Corporation Debentures due 2027 (the "Underlying Securities"):

                                    Interest:                $1,781,250.00
                                    Principal:                        0.00
                                    Premium:                          0.00


         (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                                    Paid by the Trust:             $.00
                                    Paid by the Depositor:       $1,000.00


         (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution
                  Date:

                           Class A:
                                    Interest:                $1,781,250.00
                                    Principal:                       $0.00
                                    Unpaid Interest Accrued:         $0.00

         (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                                    Principal Amount:                $50,000,000
                                    Interest Rate:                         7.125%
                                    Rating:
                                      Moody's Investor Service                A2
                                      Standard & Poor's Rating Service         A


         (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                                    Class A:
                                    Initial Principal Balance:      $50,000,000
                                    Reduction:                             ($ 0)
                                                                    -----------
                                    Principal Balance 12/15/98:     $50,000,000